Exhibit 5

September 30, 2010

Hornbeck Offshore Services, Inc.

103 Northpark Blvd., Suite 300

Covington, LA 70447

Ladies and Gentlemen:

We have acted as counsel for Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectuses constituting a part thereof (the “Prospectuses”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of up to $250,000,000 aggregate amount of: (i) unsecured debt securities of the Company, which may be either senior or subordinated and may include additional 6.125% Senior Notes due 2014 or 8% Senior Notes due 2017 of the Company (the “Debt Securities”) and which may be fully and unconditionally guaranteed (the “Guarantees”) by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”); (ii) shares of the Company’s common stock, $.01 par value (the “Common Stock”); (iii) shares of the Company’s preferred stock, $.01 par value (the “Preferred Stock”); and (iv) warrants to purchase securities of the Company (the “Warrants”, together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock and the Warrants, the “Securities”). Each Prospectus provides that it will be supplemented by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectuses, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Second Restated Certificate of Incorporation and Fourth Restated By-laws, each as amended to date; (iii) the Indenture, dated November 23, 2004, among the Company, the Guarantors listed therein and Wells Fargo Bank, National Association, as trustee (the “2004 Indenture”); (iv) the Indenture, dated August 17, 2009, among the Company, the Guarantors listed therein and Wells Fargo Bank, National Association, as trustee (the “2009 Indenture”); (v) the form of indenture for senior Debt Securities included as an exhibit to the Registration Statement (the “Senior Indenture”); (vi) the form of indenture for subordinated Debt Securities included as an exhibit to the Registration Statement (the “Subordinated Indenture” and, together with the 2004 Indenture, the 2009 Indenture and the Senior Indenture, the “Indentures”); and (vii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Hornbeck Offshore Services, Inc.

September 30, 2010

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Second Restated Certificate of Incorporation and not otherwise reserved for issuance.

Based upon the foregoing, we are of the opinion that:

1. The Company is validly existing as a corporation under the laws of the State of Delaware. Each Subsidiary Guarantor is validly existing as a limited liability company under the laws of the State of Delaware.

2. All requisite action necessary to make any Debt Securities and any Guarantees valid, legal and binding obligations of the Company and the Subsidiary Guarantors, respectively, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b. The Manager of each Subsidiary Guarantor, or one or more officers of such Subsidiary Guarantor, in each case duly authorized by the Manager, shall have taken action to establish the terms of such Guarantees and to authorize the issuance and sale of such Guarantees;

Hornbeck Offshore Services, Inc.

September 30, 2010

c. The terms of such Debt Securities and, if applicable, such Guarantees and of their issuance and sale have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company or a Subsidiary Guarantor;

d. Such Debt Securities and, if applicable, such Guarantees, shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture; and

e. Such Debt Securities and, if applicable, such Guarantees, shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3. All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b. Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4. All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b. A Certificate of Designations with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and

c. Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Hornbeck Offshore Services, Inc.

September 30, 2010

5. All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b. The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such warrant agreements shall have been duly executed and delivered;

d. Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

e. Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Except as otherwise stated below, the opinions expressed herein are based upon, and limited to, the laws of the states of Texas and New York and of the United States and the Delaware General Corporation Law. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We do not undertake to provide any opinion as to any matter or to advise any person with respect to any events or changes occurring subsequent to the date of this letter.

The opinions expressed in this letter are provided as legal opinions only and not as any guarantees or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied therefrom.

Hornbeck Offshore Services, Inc.

September 30, 2010

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ WINSTEAD PC
WINSTEAD PC